UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement.

Credit Agreement

On February 21, 2014, Cloud Peak Energy Resources LLC (“CPE Resources”) entered into a Credit Agreement (the “Credit Agreement”) with PNC Bank, National Association, as administrative agent, and a syndicate of lenders.  The Credit Agreement replaced CPE Resources’s previous $500 million senior secured revolving credit facility agreement dated June 3, 2011 (the “Prior Credit Agreement”).  Certain of the lenders under the Credit Agreement were parties to the Prior Credit Agreement.

The Credit Agreement provides CPE Resources with a senior secured revolving credit facility with a capacity of up to $500 million that can be used to borrow funds or issue letters of credit.  Subject to the satisfaction of certain conditions, CPE Resources may elect to increase the size of the revolving credit facility and/or request the addition of one or more new tranches of term loans in a combined amount of up to the greater of (i) $200 million or (ii) CPE Resources’s EBITDA (which is defined in the Credit Agreement) for the preceding four fiscal quarters.  The Credit Agreement provides CPE Resources with the flexibility of designating a foreign restricted subsidiary as a borrower. CPE Resources’s obligations under the credit facility are secured by substantially all of CPE Resources’s assets and substantially all of the assets of certain of CPE Resources’s subsidiaries, subject to certain permitted liens and customary exceptions for similar coal financings.  CPE Resources’s obligations under the Credit Agreement are also supported by a guarantee by CPE Resources’s domestic restricted subsidiaries and may in the future be guaranteed by Cloud Peak Energy Inc. (“CPE Inc.”).  The credit facility matures 180 days prior to the due date of CPE Resources’s and Cloud Peak Energy Finance Corp.’s 8.25% senior notes due December 15, 2017 (the “2017 Senior Notes”); provided, that if the 2017 Senior Notes are refinanced or repaid in full, the credit facility would then mature five years after the closing of the Credit Agreement.

Loans under the credit facility bear interest at LIBOR (London Interbank Offered Rate) plus an applicable margin of between 2.00% and 2.75%, depending on CPE Resources’s leverage ratio.  CPE Resources will pay the lenders a commitment fee between 0.375% and 0.50% per year, depending on CPE Resources’s leverage ratio, on the unused amount of the credit facility.  Letters of credit issued under the credit facility, unless drawn upon, will incur a per annum fee from the date at which they are issued between 2.00% and 2.75% depending on CPE Resources’s leverage ratio.  Letters of credit that are drawn upon are converted to loans.  In addition, in connection with the issuance of a letter of credit, CPE Resources is required to pay the issuing bank a fronting fee of 0.125% per annum.

The Credit Agreement contains financial covenants based on EBITDA (which is defined in the Credit Agreement) requiring CPE Resources to maintain defined minimum levels of interest coverage and providing for a limitation on CPE Resources’s leverage ratio.  Specifically, the Credit Agreement requires CPE Resources to maintain (a) a ratio of EBITDA to consolidated net cash interest expense equal to or greater than 2.00 to 1, and (b) a ratio of senior secured funded debt less unrestricted cash and marketable securities (net secured debt) to EBITDA equal to or less than (i) 3.00 to 1 through December 31, 2015, (ii) 2.75 to 1 from January 1, 2016 through December 31, 2016 and (iii) 2.50 to 1 from January 1, 2017 to maturity.  This credit facility and capital leases are considered senior secured funded debt under the covenant calculations whereas federal coal lease obligations, accounts receivable securitizations and senior notes are not considered senior secured funded debt.  The Credit Agreement also revises other covenants, including covenants related to CPE Resources’s ability to incur additional debt or take other corporate activities.

The Credit Agreement also requires CPE Resources to comply with non-financial covenants that restrict certain corporate activities.  These covenants include restrictions on CPE Resources’s and certain of its subsidiaries’ ability to incur additional debt and pay dividends, among other restrictive covenants.  The Credit Agreement also contains customary events of default with customary grace periods and thresholds.  CPE Resources’s ability to access the available funds under the credit facility may be prohibited in the event that CPE Resources does not comply with the covenant requirements or if it defaults on its obligations under the Credit Agreement.

Under the Credit Agreement, the subsidiaries of CPE Inc. are permitted to make distributions to CPE Inc. to enable it to pay federal, state and local income and certain other taxes it incurs that are attributable to the business and operations of its subsidiaries and to enable CPE Inc. to pay amounts on the tax agreement liability.  In addition, as long as no default under the Credit Agreement exists, the subsidiaries of CPE Inc. also may make annual distributions to CPE Inc. to fund dividends or repurchases of CPE Inc.’s stock and additional distributions in accordance with certain distribution limits in the Credit Agreement.  Finally, the subsidiaries of CPE Inc. may make loans to CPE Inc. subject to certain limitations in the Credit Agreement.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing summary description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1.

Guarantee and Security Agreement

On February 21, 2014, CPE Resources (and its subsidiaries listed on the signature page thereto) and PNC Bank, National Association, as Administrative Agent, entered into the Guarantee and Security Agreement (the “Security Agreement”) with respect to the obligations under the Credit Agreement.  The Security Agreement replaced CPE Resources’s previous security agreement dated November 25, 2009 (the “Prior Security Agreement”) that related to the Prior Credit Agreement.  Pursuant to the Security Agreement, CPE Resources secures its obligations under the Credit Agreement and related agreements through security interests on its assets.  In addition, certain subsidiaries of CPE Resources guarantee the obligations of CPE Resources under the Credit Agreement and related agreements, and also secure such obligations through liens on their respective assets, in each case through pledges and other security interests on their assets.

A copy of the Security Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.  The foregoing summary description of the Security Agreement is qualified in its entirety by reference to the Security Agreement filed as Exhibit 10.2.

Item 1.02              Termination of a Material Definitive Agreement.

On February 21, 2014 and in connection with CPE Resources’s entry into the Credit Agreement, the Prior Credit Agreement was terminated.  For a description of the material terms and conditions of the Prior Credit Agreement, please see Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Senior Secured Revolving Credit Facility” in CPE Inc.’s and CPE Resources’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on February 14, 2014, which is incorporated herein by reference.

In addition, on February 21, 2014 and in connection with CPE Resources’s entry into the Security Agreement, the Prior Security Agreement was terminated.  For a description of the material terms and conditions of the Prior Security Agreement, please see CPE Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 2, 2009, which is incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.             Regulation FD Disclosure.

On February 21, 2014, CPE Inc. issued a press release announcing the entering into of the Credit Agreement with PNC Bank, National Association, as administrative agent, and a syndicate of lenders.  A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)     Exhibits.

10.1

Credit Agreement, dated as of February 21, 2014, by and among Cloud Peak Energy Resources LLC (and its subsidiaries listed on the signature page), PNC Bank, National Association, as administrative agent, and a syndicate of lenders.

10.2	Guarantee and Security Agreement, dated as of February 21, 2014, by and between Cloud Peak Energy Resources LLC (and its subsidiaries listed on the signature page) and PNC Bank, National Association.

99.1

Furnished press release, dated February 21, 2014, issued by Cloud Peak Energy Inc. announcing the entering into of a Credit Agreement with PNC Bank, National Association, as administrative agent, and a syndicate of lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: February 21, 2014

	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: February 21, 2014

	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit
10.1

Credit Agreement, dated as of February 21, 2014, by and among Cloud Peak Energy Resources LLC (and its subsidiaries listed on the signature page), PNC Bank, National Association, as administrative agent, and a syndicate of lenders.

10.2	Guarantee and Security Agreement, dated as of February 21, 2014, by and between Cloud Peak Energy Resources LLC (and its subsidiaries listed on the signature page) and PNC Bank, National Association.

99.1

Furnished press release, dated February 21, 2014, issued by Cloud Peak Energy Inc. announcing the entering into of a Credit Agreement with PNC Bank, National Association, as administrative agent, and a syndicate of lenders.